EXHIBIT 10.3

EAGLE MATERIALS INC.

2023 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

(Time Vesting)

Eagle Materials Inc., a Delaware corporation (the “Company”), and (the “Optionee”) hereby enter into this Nonqualified Stock Option Award Agreement (this “Agreement”) in order to set forth the terms and conditions of the Company’s award to the Optionee on May 21, 2026 (the “Award Date”).

1.
Award.

The Company hereby awards to the Optionee Nonqualified Stock Options (this “Award”) to purchase from the Company shares of Common Stock at the price of $199.13 per share (the “Exercise Price”) on the terms and subject to the conditions contained in this Agreement. The term “Options” as used in this Agreement refers only to the Nonqualified Stock Options awarded to the Optionee under this Agreement.

2.
Relationship to the Plan.

This Award shall be subject to the terms and conditions of the Eagle Materials Inc. 2023 Equity Incentive Plan (as may be amended from time to time, the “Plan”), this Agreement and such administrative interpretations of the Plan, if any, as may be in effect on the date of this Agreement or thereafter. Except as defined herein, capitalized terms shall have the meanings ascribed to them under the Plan. For purposes of this Agreement:

(a)
“Disability” shall mean a disability of the Optionee as determined by the Board.
(b)
“Retirement” shall mean the retirement of the Optionee as approved by the Board.
(c)
“Vesting Period” shall mean the period commencing on the Award Date and ending on March 31, 2029.
3.
Vesting and Exercisability.
(a)
Vesting. The shares of Common Stock covered by the Options under this Award (“Option Shares”) shall vest and become exercisable on the dates designated (each, a “Vesting Date”) in accordance with the following vesting schedule:

Vesting Date	Option Shares
May 21, 2027
March 31, 2028
March 31, 2029
Total

(b)
Exercisability. To the extent any Option Shares become exercisable, such Option Shares may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Options pursuant to the terms of this Agreement and the Plan.
(c)
Forfeiture. Subject to Section 4, the Optionee must be in continuous service as an Employee or, if applicable, as a Non-Employee Director for purposes of Section 1.4 of the Plan (“Continuous Service”) from the Award Date through the applicable Vesting Date for the applicable unvested Option Shares to vest and become exercisable. Subject to Section 4, the termination of such Continuous Service prior to a Vesting Date shall cause all unvested Options to be automatically forfeited as of the date of such termination of Continuous Service.
4.
Change in Control; Death, Disability or Retirement.
(a)
Change in Control. Notwithstanding Section 3, if the Optionee has been in Continuous Service from the Award Date through the occurrence of a Change in Control, then, in the event of the occurrence of such a Change in Control, any vesting of the Option Shares will remain subject to the applicable provisions of the Plan, including, but not limited to, Sections 1.3 and 5.8 thereof.
(b)
Death, Disability or Retirement. Notwithstanding Section 3(c), in the event the Optionee’s Continuous Service terminates by reason of death, Disability or Retirement, then subject to the restrictive covenants in Section 14, as applicable, any then-exercisable Option Shares shall continue to be exercisable until the tenth anniversary of the Award Date, and any then-unvested Option Shares shall continue to remain eligible to vest and become exercisable (and remain exercisable until the tenth anniversary of the Award Date) pursuant to Section 3 on the applicable Vesting Date as if the Optionee had remained in such Continuous Service following such termination.
5.
Termination of Option.

The Options hereby granted shall terminate and be of no force and effect with respect to any Option Shares not previously purchased by the Optionee at the earliest time specified below:

(a)
the tenth anniversary of the Award Date;
(b)
if Optionee’s Continuous Service is terminated by the Company or a subsidiary for “cause” (as determined by the Committee) at any time after the Award Date, then the Options shall terminate immediately upon such date of termination;
(c)
if Optionee’s Continuous Service is terminated for any reason other than death, Disability, Retirement or termination for “cause,” then the Options shall terminate on the first business day following the expiration of the 90-day period beginning on such date of termination; or
(d)
if Optionee’s Continuous Service is terminated due to the death, Disability or Retirement of the Optionee, then the Options shall, subject to Section 4(b), terminate on the tenth anniversary of the Award Date.
6.
Exercise of Option.

Subject to the limitations set forth herein and in the Plan, the Option Shares may be exercised by notice provided to the Company as set forth in Section 7. The payment of the Exercise Price for the Common Stock being purchased pursuant to this Award shall be made (a) in cash, by check or cash equivalent, (b) by tender to the Company, or attestation to the ownership, of Common Stock owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such Common Stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the Exercise Price, (c) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option Shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), (d) by withholding Option Shares equal to the Exercise Price multiplied by the number of Option Shares exercised and divided by the Fair Market Value of a single share of Common Stock at the time of exercise, rounded up to the nearest whole share, (e) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (f) by any combination thereof. Such notice shall be accompanied by cash, check, cash equivalent or Common Stock in the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Optionee resulting from such exercise (or instructions to satisfy such withholding obligation by withholding Option Shares in accordance with Section 13). Notwithstanding the foregoing, if the Exercise Price of the outstanding portion of the Option Shares is less than the Fair Market Value of a share of Common Stock on the day the Options would otherwise expire as provided in Section 5(a), (c) or (d), then the Option Shares shall be automatically exercised in full immediately prior to its expiration.

If the Optionee desires to pay the Exercise Price for the Option Shares by tendering Common Stock using the method of attestation, the Optionee may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value, in which case the Company shall issue to the Optionee upon such exercise a number of shares of Common Stock equal to the result obtained by dividing (i) the excess of the aggregate Fair Market Value of the total number shares of Common Stock that relate to the Option Shares being exercised over the Exercise Price payable in respect of such exercise by (ii) the Fair Market Value of a single share of Common Stock, and the Optionee may retain the shares of Common Stock the ownership of which is attested.

Notwithstanding anything to the contrary contained herein, the Optionee agrees that he or she will not exercise the Option Shares hereunder, and the Company will not be obligated to issue any shares of Common Stock relating to any Option Shares exercised pursuant to this Agreement, if the exercise of the Option Shares or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended, the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time of issuance thereof, which would otherwise be as promptly as reasonably practicable, shall be postponed for the period of time necessary to take such action.

7.
Notices.

Notice of exercise of the Option Shares must be made in the following manner, using such forms as the Company may from time to time provide:

(a)
by electronic means as designated by the Committee, in which case the date of exercise shall be the date when receipt is acknowledged by the Company;
(b)
by registered or certified United States mail, postage prepaid, to Eagle Materials Inc., Attention: Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, in which case the date of exercise shall be the date of mailing; or
(c)
by hand delivery or otherwise to Eagle Materials Inc., Attention: Secretary, 5960 Berkshire Ln., Suite 900, Dallas, Texas 75225, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of the Option Shares, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company’s current address.

Any other notices provided for in this Agreement or in the Plan shall be given in writing or by such electronic means, as permitted by the Committee, and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by mail by the Company to the Optionee, on the third business day after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company. By accepting this Award, the Optionee consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

8.
Assignment of Option.

Except as otherwise permitted by the Committee, the rights of the Optionee under the Plan and this Agreement are personal; no assignment or transfer of the Optionee’s rights under and interest in this Award may be made by the Optionee otherwise than by will, by beneficiary designation, by the laws of descent and distribution or by a qualified domestic relations order; and the Option Shares hereunder are exercisable during his or her lifetime only by the Optionee, except as otherwise expressly provided in this Agreement.

After the death of the Optionee, exercise of the Option Shares shall be permitted only by the Optionee’s designated beneficiary or, in the absence of a designated beneficiary, the Optionee’s executor or the personal representative of the Optionee’s estate (or by his or her assignee, in the event of a permitted assignment) to the extent that the Option is exercisable on or after the date of the Optionee’s death.

9.
Corporate Events.

If, from time to time during the term of the Options, and to the extent this Award is outstanding as of such time, there is any equity restructuring affecting the outstanding Common Stock that causes the per share value of Common Stock to change, the Options and other applicable terms of this Award shall be adjusted in accordance with the provisions of Section 5.7 of the Plan. Any and all new, substituted or additional securities to which the Optionee may be entitled by reason of this Award because of an equity restructuring shall be immediately subject to the restrictions set forth herein (as may be modified pursuant to this Agreement) and included thereafter as Options for purposes of this Agreement.

10.
Issuance of Shares.

The Company shall not be obligated to issue any shares of Common Stock if counsel to the Company determines that such issuance would violate any applicable law or any rule or regulations of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the issuance of shares of Common Stock to comply with any such law, rule, regulations or agreement.

11.
Shareholder Rights.

The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to this Award unless and until such time as the related Option Shares have been exercised and such shares of Common Stock have been issued to the Optionee.

12.
Stock Certificates.

Certificates or other evidences of or representing the Common Stock issued pursuant to the exercise of the related Option Shares will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Award. The Company may place a “stop transfer” order against shares of the Common Stock issued or issuable pursuant to the exercise of the related Option Shares until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 12 have been complied with.

13.
Tax Consequences; Withholding of Taxes.

The Optionee acknowledges that the Optionee has reviewed, or has had the opportunity to review, with the Optionee’s own tax advisors the federal, state, and local tax consequences of this investment and the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. No shares of Common Stock purchased hereunder shall be issued in respect of the Optionee unless the withholding obligation under applicable tax laws or regulations imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Award. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of the Option Shares hereunder by delivering cash, check or cash equivalents, or, pursuant to Committee-approved procedures, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock sufficient to satisfy the tax withholding obligation. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined.

14.
Restrictive Covenants.

The Optionee acknowledges and agrees that the restrictions in this Section 14 are necessary to protect the goodwill of the Company and the Confidential Information (as defined below) provided by the Company to the Optionee pursuant to this Agreement or otherwise.

(a)
Confidential Information. The Optionee acknowledges that, by virtue of his or her service to the Company and any of its affiliates either as an Employee or if applicable, as a Non-Employee Director, the Company has provided and promises to provide the Optionee with Confidential Information (as defined below). The Optionee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Optionee during the Optionee’s service to the Company or any of its affiliates either as an Employee or if applicable, as a Non-Employee Director, and which shall not be or become public knowledge (other than by acts by the Optionee or representatives of the Optionee in violation of this Agreement) (“Confidential Information”). After termination of the Optionee’s employment with the Company, the Optionee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those persons designated by it. In accordance with the Defend Trade Secrets Act of 2016, the Optionee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, nothing in this Agreement shall limit the Optionee’s ability to communicate with any government agency or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information. Nothing in this Agreement shall be construed to prohibit Employee from engaging in protected concerted activity under the National Labor Relations Act for the purpose of collective bargaining or other mutual aid or protection, including, without limitation, (A) making disclosures concerning this Agreement in aid of such concerted activities; (B) filing unfair labor practice charges; (C) assisting others who are filing such charges; and (D) cooperating with the investigative process of the National Labor Relations Board or other government agencies.
(b)
Non-Competition. During the Vesting Period, in order to protect all Confidential Information, the Optionee agrees that to the fullest extent permitted by law, the Optionee shall not engage or be engaged in any aspect whatsoever of any of the following lines of business: (i) the production (including any associated mining), distribution, marketing or sale of cement (including Portland cement, oil well cement and blended cements), slag, slag cement, masonry cement, fly-ash, pozzolan or clinker; (ii) the production, distribution or marketing of readymix concrete; (iii) the mining, extraction, production or marketing of crushed stone, sand, gravel and aggregates; (iv) the production (including any associated mining), distribution, marketing or sale of gypsum wallboard; (v) the production, distribution, marketing or sale of recycled paperboard; or (vi) any other line of business engaged in by the Company or any of its affiliates (each a “Line of Business”), either directly or indirectly as an individual, or as an employee, associate, partner, stockholder, consultant, owner, manager, agent or otherwise or by means of any corporate or other device, either on his or her own behalf in the Restricted Areas (as defined below) or on behalf of others who are engaged in any Line of Business (either directly or through an affiliate (including by virtue of having an affiliate in the Restricted Areas)) in the Restricted Areas; provided, that, notwithstanding the foregoing, the Optionee may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Optionee is not a controlling person of, or a member of a group which controls, such entity, and (C) the Optionee does not, directly or indirectly, own 1% or more of any class of securities of such entity. The “Restricted Areas” are, specific to each Line of Business, the geographic areas in which the Company or any of its affiliates engages in the following activities for such Line of Business: (x) operates a manufacturing facility or other facility engaged in business operations; (y) engages in the distribution or sale of its products; or (z) is actively pursuing a strategic initiative (including a merger, acquisition or business expansion) that would reasonably be expected to result in the Company or any of its affiliates engaging in the activities described in clause (x) or (y) above, of which (in the case of this clause (z)) the Company has informed the Optionee or in respect of which the Optionee has performed any services.
(c)
Non-Solicitation. During the Vesting Period, the Optionee will not, directly or indirectly, in any manner (i) (x) solicit or attempt to solicit any individual that is an employee of the Company or its affiliates (“Employee”), (y) encourage any person (other than the Company) to solicit any Employee, or (z) otherwise encourage any Employee to discontinue his or her employment with the Company or one of its affiliates; provided, that this Agreement shall not prohibit any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at such persons; (ii) solicit any customer who currently is a customer of the Company or its affiliates for the purpose of providing, distributing or selling products or services similar to those sold or provided by the Company; or (iii) persuade or attempt to persuade any customer or supplier of the Company (or any of its affiliates) to terminate or modify such customer’s or supplier’s relationship with the Company (or any of its affiliates).
(d)
Remedies. In the event of the Optionee’s breach or threatened breach of this Section 14, in addition to any other remedies, the Company shall be entitled to specific performance and/or a temporary or permanent injunction prohibiting and enjoining the Optionee from violating the covenants set forth in this Section 14. For purposes of obtaining equitable relief, such as specific performance, a temporary restraining order, or an injunction (but not any relief to the extent it would involve the payment by the Optionee of monetary damages or the loss of a benefit under this Agreement), the Company need not prove, and the Optionee acknowledges and agrees that irreparable harm or injury will have occurred as a result of any breach of the covenants set forth in this Section 14, and the Company need not provide notice or pay bond to the maximum extent permitted by law. In the event of the Optionee’s breach or threatened breach of the restrictive covenants contained in this Section 14, in addition to any other remedies available hereunder, at law or in equity, the Company shall also be entitled to recover the value of all remaining unvested Options and unexercised Option Shares, which shall be immediately forfeited by the Optionee. The Vesting Period solely for purposes of this Section 14 shall be tolled for any period of time during which the Optionee is in violation of the restrictions in Sections 14(b) and 14(c) (e.g., in no event shall this sentence otherwise cause a Vesting Date to be delayed or a Vesting Period to be extended for purposes of Section 3).
(e)
Reformation. In the event that any covenant contained in this Section 14 should ever be adjudicated to exceed the time, geographic or other limitations permitted by applicable law, then such covenant shall be reformed to the maximum time, geographic or other limitations to the maximum extent permitted by law. The covenants contained in this Section 14 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f)
State-Specific Requirements. The effectiveness of Sections 14(b) and 14(c) shall be subject to applicable state law, such that, Sections 14(b) and/or and 14(c) shall only apply to the extent permitted under applicable federal or state law (e.g., the state law, if applicable, that may apply on a mandatory basis based on where the Grantee resides).
15.
Entire Agreement; Governing Law; Venue.

The Plan and this Agreement constitute the entire agreement of the Company and the Optionee (collectively, the “Parties”) with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified in a manner that adversely affects the Optionee’s interest hereunder except by means of a writing signed by the Parties or as otherwise permitted under the Plan or this Agreement. Nothing in the Plan and this Agreement (except as expressly provided therein or herein) is intended to confer any rights or remedies on any person other than the Parties. The Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Texas, without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Texas to the rights and duties of the Parties. The Parties hereby submit to the exclusive jurisdiction of the state and federal courts in Dallas County, Texas. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which either party may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Should any provision of the Plan or this Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

16.
Jury Trial Waiver.

THE OPTIONEE HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST THE COMPANY FOR BREACH OR ENFORCEMENT OF THE PLAN OR THIS AGREEMENT.

17.
Interpretive Matters.

Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Award or this Agreement for construction or interpretation.

18.
Recoupment.

This Award (and amounts paid in respect thereof) shall be subject to the terms of any recoupment (clawback) policy adopted by the Company as in effect from time to time, as well as any recoupment/forfeiture provisions required by law and applicable to the Company or its subsidiaries, including pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided, however, unless prohibited by applicable law, any Company recoupment (clawback) policy shall have no application to this Award (or amounts paid in respect thereof) following a Change in Control.

19.
Successors and Assigns.

This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein or pursuant to the Plan.

20.
No Employment Guaranteed.

No provision of this Agreement shall confer any right upon the Optionee to continued employment or service with the Company or any subsidiary.

[Signature page follows]

EAGLE MATERIALS INC.

By:

Name:

Its:

Address:

The Optionee acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions hereof and thereof. The Optionee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan. The Optionee further agrees to notify the Company upon any change in the address for notice indicated in this Agreement.

OPTIONEE

Signed:

Name:

Mailing Address:
Email Address(es):